                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                            LA QUINTA INNS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

- --------------------------------------------------------------------------------

                          [Insert La Quinta Logo Here]





                                                                  April 10, 1996



Dear Shareholder:

         It is my pleasure to invite you to attend the 1996 Annual Meeting of Shareholders of La Quinta Inns, Inc. The meeting will be held on Thursday, May 23, 1996, at the Company's corporate offices in the 3rd Floor Conference Room, 112 East Pecan Street, San Antonio, Texas at 10:00 a.m., local time.

         The accompanying Notice of Annual Meeting and the Proxy Statement on the following pages covers the formal business of the meeting, which includes the election of directors and the approval of auditors. To familiarize you with the nominees for director, all of whom served as directors last year, the Proxy Statement contains biographical information of each nominee.

         We hope you will be able to attend the Annual Meeting of Shareholders. In any event, in order that we may be assured of a quorum, please sign the accompanying proxy card and return it promptly in the envelope enclosed for your use. Your vote is important. On behalf of the management and directors of La Quinta Inns, Inc., I want to thank you for your continued support and confidence in 1995.





                                                    Sincerely,





                                                Thomas M. Taylor
                                              Chairman of the Board

                               TABLE OF CONTENTS



                                                                                                   PAGE
                                                                                                   ----

Notice of Annual Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

Solicitation and Revocability of Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

Election of Directors (Proposal No. 1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

Meetings and Committees of the Board of Directors . . . . . . . . . . . . . . . . . . . . . . . .    4

Principal Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

Security Ownership of Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

Compensation of Executives  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

       Report of Compensation and Stock Option Committee  . . . . . . . . . . . . . . . . . . . .    9

       Comparison of Five Year Cumulative Total Returns   . . . . . . . . . . . . . . . . . . . .   13

       Summary Compensation Table   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

       Pension Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

       Stock Option Exercises   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

Compensation of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

Employment Arrangements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

Certain Relationships and Related Transactions  . . . . . . . . . . . . . . . . . . . . . . . . .   19

Approval of Independent Public Accountants (Proposal No. 2) . . . . . . . . . . . . . . . . . . .   20

Shareholder Proposals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

Other Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

                          [Insert La Quinta Logo here]





                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 23, 1996

       The Annual Meeting of Shareholders of La Quinta Inns, Inc., a Texas corporation (the "Company"), will be held in the 3rd Floor Conference Room of the Company's corporate offices, 112 East Pecan Street, San Antonio, Texas, on Thursday, May 23, 1996, at 10:00 a.m., for the purpose of considering and acting upon the following:

       1.    The election of five (5) Directors of the Company;

       2. The approval of the appointment of independent auditors for the 1996 fiscal year; and

       3. The transaction of such other business as may lawfully come before the meeting or any adjournment thereof.

       Only shareholders of record at the close of business on April 1, 1996 (the "Record Date") are entitled to notice of and to vote at the meeting or any adjournment thereof.

       We hope you will be represented at the meeting by signing and returning the enclosed proxy card in the accompanying envelope as promptly as possible, whether or not you expect to be present in person. The vote of every shareholder is important and the Board of Directors of the Company appreciates the cooperation of shareholders in promptly returning proxies which helps to limit expenses incident to proxy solicitation.


                                        BY ORDER OF THE
                                       BOARD OF DIRECTORS





                                         John F. Schmutz
                                  Vice President-General Counsel
                                         and Secretary


April 10, 1996





                              [Insert NYSE Symbol]

                          [Insert La Quinta Logo Here]




                                 P. O. Box 2636
                         San Antonio, Texas  78299-2636

                                PROXY STATEMENT

                    SOLICITATION AND REVOCABILITY OF PROXIES

       The enclosed proxy is solicited on behalf of the Board of Directors of La Quinta Inns, Inc., a Texas corporation (the "Company"), for use at the Annual Meeting of Shareholders on Thursday, May 23, 1996, at 10:00 a.m. to be held in the 3rd Floor Conference Room of the Company's corporate offices, 112 East Pecan Street, San Antonio, Texas, and at any adjournment thereof.

       The cost of soliciting proxies will be borne by the Company. In addition, the Company will reimburse its transfer agent, Boston EquiServe, L.P., for charges and expenses in connection with the distribution of proxy material to brokers or other persons holding stock in their names or in the names of their nominees and for charges and expenses in forwarding proxies and
proxy material to the beneficial owners.   Solicitations may also be made by
officers and regular employees of the Company, without additional compensation, by use of mail, telephone, telegraph or personal calls.

       Any shareholder giving a proxy for the meeting has the power to revoke it at any time prior to its use by granting a subsequently dated proxy, by attending the Annual Meeting and voting in person, or by otherwise giving notice in person or in writing to the Secretary of the Company. If a proxy card indicates an abstention or a broker non-vote on a particular matter, then the shares represented by such proxy will be counted for quorum purposes. If a quorum is present, an abstention will have the effect of a vote against the matter and broker non-votes will have no effect. The approximate date on which this Proxy Statement and the accompanying form of proxy are first sent or given to security holders is April 10, 1996.


                      OUTSTANDING SHARES AND VOTING RIGHTS

       Only holders of record of Common Stock of the Company at the close of business on April 1, 1996 shall be entitled to vote at the meeting. There were 51,522,571 shares of Common Stock issued and outstanding on the record date. Each share outstanding entitles the holder thereof to one vote.


                             ELECTION OF DIRECTORS

                                (PROPOSAL NO. 1)

       The Board of Directors has, pursuant to the Company's Amended and Restated By-Laws, recently fixed the number of members of the Board of Directors at five (5) commencing with the 1996 Annual Meeting of Shareholders. The Company's current directors are all nominated for election at the Annual Meeting. Mr. Azrack resigned from the Board on June 13, 1995. Mr. McNamara resigned from the Board on September 28, 1995. Proxies cannot be voted for a greater number of directors than the number of nominees named herein. Each director is to hold office until the next Annual Meeting and until his successor is elected and qualified. The directors will be elected by a plurality of the votes cast at the Annual Meeting, provided a quorum is present. A quorum will be present at the Annual Meeting if the holders of a majority of shares of the Company's Common Stock are represented in person or by proxy.

       The proxies named in the accompanying proxy, who have been designated by the Board of Directors of the Company, intend to vote for the following nominees for election as directors unless otherwise instructed in such proxy. The Board of Directors has no reason to believe that any nominee will be unable to serve if elected. In the event any nominee shall become unavailable to stand for election, the proxies named in the accompanying proxy intend to vote for the election of a substitute nominee of their selection. Certain information concerning directors and nominees is set forth below:

      NOMINEE                      SERVED AS
        FOR                         DIRECTOR
       DIRECTOR                       SINCE          AGE                     PRINCIPAL OCCUPATION
       --------                   --------------     ---                     --------------------
Dr. William H.
  Cunningham                         1985            52             Chancellor of The University of Texas System since
                                                                    September 1992; prior thereto, President of The
                                                                    University of Texas at Austin from September 1985 to
                                                                    September 1992; Dean of the College  of Business
                                                                    Administration and Graduate School of Business of
                                                                    The University of Texas at Austin from 1983 to
                                                                    August 1985; Professor of Marketing, University of
                                                                    Texas at Austin, since 1979; Director of Jefferson-
                                                                    Pilot Corporation, LBJ Foundation Board, John
                                                                    Hancock Advisors, Inc. and advisory director of
                                                                    Texas Commerce Bank-Austin.

Gary L. Mead(1)                      1992             48            Director and President and Chief Executive Officer
                                                                    of the Company since March 3, 1992; Executive Vice
                                                                    President-Finance of Motel 6 G.P., Inc., the sole
                                                                    general partner of Motel 6, L.P., from October 1987
                                                                    to January 1991.

Peter Sterling                       1991             54            Vice President and Chief Financial Officer of Sid R.
                                                                    Bass, Inc. and Lee M. Bass, Inc. (diversified
                                                                    investment firms) since September 1, 1983.

Kenneth T. Stevens                   1995             44            Chairman and Chief Executive Officer of Banc One
                                                                    Retail Group effective May 1, 1996; currently
                                                                    President of Taco Bell Corporation since June 1994;
                                                                    prior thereto, Executive Vice President-Marketing &
                                                                    New Concepts from May 1993 to June 1994; Senior Vice
                                                                    President-Treasurer of PepsiCo, Inc. from August
                                                                    1992 to May 1993; Senior Vice President-Strategic
                                                                    Planning from April 1991 to August 1992.

Thomas M. Taylor                     1991             53            Chairman of the Board of the Company since March 11,
                                                                    1994; President of Thomas M. Taylor & Co. (an
                                                                    investment consulting firm) since May 1985;
                                                                    President of TMT-FW (a diversified investment firm)
                                                                    since September 1989; director of KirbY Corporation, TPI
                                                                    Enterprises, Inc. and John Wiley & Sons, Inc.

                                      3

(1) Pursuant to the terms of a five-year Employment Agreement entered into between the Company and Mr. Mead on March 3, 1992, the Board of Directors of the Company will nominate Mr. Mead for election as a director of the Company as part of management's slate of nominees at each annual meeting of shareholders and to appoint Mr. Mead to the Board's Executive Committee during the term of such Employment Agreement.

       None of the nominees for director or executive officers of the Company has a family relationship with any of the other nominees for director or executive officers.

       Except as indicated above, none of the nominees for director is a director of any other company which has a class of securities registered under, or is required to file reports under, the Securities Exchange Act of 1934 or of any company registered under the Investment Company Act of 1940.


               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

       The Board of Directors of the Company held nine (9) meetings during the year ended December 31, 1995. All directors, with the exception of Mr. Stevens, attended at least 75 percent of the aggregate of: (a) the total number of meetings of the Board during his term as Director and (b) the total number of meetings held by all committees of the Board on which he served during such term. Mr. Stevens was appointed to the Board on December 7, 1995.

       The Audit Committee of the Board is currently composed of Messrs. Stevens and Sterling (Chairman). The Audit Committee has the responsibility, among other things, to recommend the selection of the Company's independent accountants, review and approve the scope of the independent accountants' audit activities, review the Company's financial statements which are the subject of the independent accountants' certification, review with such independent accountants the adequacy of the Company's basic accounting system and the effectiveness of its internal audit activities and review related party transactions.

       The Compensation and Stock Option Committee of the Board is currently composed of Messrs. Cunningham (Chairman) and Taylor. The Compensation and Stock Option Committee reviews the salaries, bonuses, stock option grants and other direct and indirect compensation and benefits for all Company officers and key employees. The Company's 1984 Stock Option Plan is administered by the Compensation and Stock Option Committee, which has sole authority to grant options to employees of the Company.

       The Executive Committee of the Board is currently composed of Messrs. Mead and Taylor. The Executive Committee has the authority to exercise substantially all the powers of the Board that may legally be delegated to it in the management and direction of the business and affairs of the Company during intervals between meetings of the Board of Directors, other than matters involving a commitment in excess of $10,000,000.

       The entire Board of Directors currently acts as the nominating committee for directors and will consider nominations by shareholders for directors. Any such nominations for the election to be considered at the next Annual Meeting, currently scheduled for May 1997, together with a statement of the nominee's qualifications and consent to be considered as a nominee and to serve if elected, should be mailed to the Secretary of the Company no later than December 12, 1996, in order for the nominee to be included in the Company's Proxy Statement for the 1997 Annual Meeting of Shareholders.

                             PRINCIPAL SHAREHOLDERS


       The Company knows of no person who, as of March 15, 1996, owned beneficially more than five percent (5%) of the Company's outstanding voting securities, except as indicated in the table below.


                                                  SHARES OF COMMON STOCK
NAME AND ADDRESS                                    BENEFICIALLY OWNED                        PERCENT
OF BENEFICIAL OWNER                                AS OF MARCH 15, 1996                       OF CLASS
- -------------------                                --------------------                       --------
Thomas M. Taylor & Co.                                   2,307,520                               4.5%
Portfolio C Investors, L.P.                              1,226,000                               *
Thomas M. Taylor                                            81,000(1)                            *
Jason Michael Taylor Trust                                   3,375                               *
Sid R. Bass, Inc.                                        2,765,305                               5.4%
Lee M. Bass, Inc.                                        2,765,305                               5.4%
The Bass Management Trust                                2,861,392(2)                            5.6%
The Airlie Group, L.P.                                     325,000                               *
Annie R. Bass Grandson's Trust
   for Lee M. Bass                                         537,537                               *
Annie R. Bass Grandson's Trust
   for Sid R. Bass                                         537,537                               *
Douglas K. and Anne Marie Bratton                            5,375                               *
Douglas K. Bratton                                           1,687                               *
Miles Ellis Bratton 1991 Trust                               1,687                               *
Bratton Family Foundation                                   10,000                               *
Thomas W. Briggs                                            16,875                               *
Michael N. Christodolou                                     10,125                               *
W. Forrest Tempel                                            3,375                               *
Donald J. McNamara, III Trust                                1,012                               *
Donald J. McNamara                                         434,362(3)                            *
William P. Hallman, Jr.                                    168,750(4)                            *
Peter Sterling Trusts                                        8,437                               *
Peter Sterling                                             307,124(3)                            *
Cotham Family Partners, L.P.                                 5,000
                                                        -----------
  (as a Group)                                          14,383,780(5)                           27.9%
  c/o W. Robert Cotham
  2600 First City Bank Tower
  Fort Worth, Texas 76102

GeoCapital Corporation                                   2,616,768(6)                            5.1%
767 Fifth Avenue - 45th Floor
  New York, New York 10153


Gary L. Mead                                             2,902,500(7)                            5.6%
  112 East Pecan
  San Antonio, Texas 78205


___________________
*Less than one percent (1%)

(1) Mr. Taylor beneficially owns 60,750 shares which he presently has the right to acquire under the Company's 1984 Stock Option Plan and 20,250 shares which he has the right to acquire on May 26, 1996 under the Company's 1984 Stock Option Plan. In addition, Mr. Taylor may be deemed to beneficially own the shares beneficially owned by Thomas M. Taylor & Co., Portfolio C Investors, L.P. and The Airlie Group, L.P. The aggregate of all of such shares which Mr. Taylor may be deemed to beneficially own is 3,939,520.

(2) Perry R. Bass, solely in his capacities as sole trustee and as one of two trustees, has sole voting and dispositive power with respect to the 2,861,392 shares owned by The Bass Management Trust.

(3) Messrs. McNamara and Sterling each beneficially own 60,750 shares which each has the right to acquire under the Company's 1984 Stock Option Plan and 20,250 shares which each has the right to acquire on May 26, 1996 under the Company's 1984 Stock Option Plan.

(4) A January 19, 1996 Schedule 13D amendment provided to the Company reflects that William P. Hallman, Jr., because of his position as the trustee, also has "sole voting power" and "sole dispositive power" with respect to the following trusts listed in the table above: (i) Annie R. Bass Grandson's Trust for Sid R. Bass with respect to 537,537 shares,
       (ii) Annie R. Bass Grandson's Trust for Lee M. Bass with respect to 537,537 shares, (iii) Peter Sterling Trusts with respect to 8,437 shares and (iv) Donald J. McNamara, III Trust with respect to 1,012 shares.

(5) Thomas M. Taylor, Sid R. Bass, Lee M. Bass and other investors, including the persons named above, have filed a Schedule 13D Statement, amended through January 19, 1996, with the Securities and Exchange Commission. The persons making the Schedule 13D filing have stated that neither the fact of such filing nor anything contained therein shall be deemed an admission by them that a "group" exists within the meaning of
       Section 13(d)(3) of the Securities Exchange Act of 1934.

(6) A February 15, 1996 Schedule 13G provided to the Company by GeoCapital Corporation ("GeoCapital") reflects that GeoCapital is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, which has no voting power with respect to the shares, but which has "sole dispositive power" with respect to 2,616,768 shares.

(7) Mr. Mead has "sole voting power" and "sole dispositive power" with respect to (i) 202,500 shares which he beneficially owns, (ii) 2,193,750 shares which he presently has the right to acquire pursuant to a non-qualified stock option agreement dated March 3, 1992 (the "Mead Stock Option Agreement") and (iii) 506,250 shares which he presently has the right to acquire under the Company's 1984 Stock Option Plan.

The information reflected for such groups or beneficial owners is based on statements and reports filed with the Securities and Exchange Commission and furnished to the Company by such groups. No independent investigation concerning the accuracy thereof has been made by the Company.

                        SECURITY OWNERSHIP OF MANAGEMENT

       Based upon information received upon requests from the persons concerned, each current director and nominee for director, each executive officer named in the Summary Compensation Table and all directors and executive officers of the Company as a group owned beneficially as of March 15, 1996, the number and percentage of outstanding shares of Common Stock of the Company indicated in the following table:


NAMES OF INDIVIDUAL                       SHARES BENEFICIALLY OWNED
OR IDENTITY OF GROUP                         AS OF MARCH 15, 1996                 PERCENT OF CLASS
- --------------------                         --------------------                 ----------------
CURRENT DIRECTORS:
- -----------------
William H. Cunningham                                 60,750(1)                           *
Gary L. Mead                                       2,902,500(2)                          5.6%
Peter Sterling                                       307,124(3)                           *
Kenneth T. Stevens                                    -0-   (4)                           *
Thomas M. Taylor                                   3,939,520(5)                          7.6%

OTHER NAMED
- ------------
EXECUTIVE OFFICERS:
- ------------------
Michael A. Depatie                                   240,000(6)                           *
William C. Hammett, Jr.                              253,540(7)                           *
Steven T. Schultz                                    225,625(8)                           *
Thomas W. Higgins                                    213,250(9)                           *

All directors and executive
officers as a group                                8,142,310(10)                        15.9%

- ----------------
*Less than one percent (1%)

(1) The shares shown as beneficially owned by Dr. Cunningham represent (i) 40,500 shares which he presently has the right to acquire under the Company's 1984 Stock Option Plan and (ii) 20,250 shares he will have the right to acquire on May 26, 1996 under the Company's 1984 Stock Option Plan.

(2) The shares shown as beneficially owned by Mr. Mead include 2,193,750 shares which he presently has the right to acquire pursuant to the Mead Stock Option Agreement and 506,250 shares which he presently has the right to acquire under the Company's 1984 Stock Option Plan.

(3) The shares shown as beneficially owned by Mr. Sterling include (i) 60,750 shares which he presently has the right to acquire under the Company's 1984 Stock Option Plan and (ii) 20,250 shares which he will have the right to acquire on May 26, 1996 under the Company's 1984 Stock Option Plan.

(4) Mr. Stevens received a stock option grant of 10,125 shares at the time he was appointed to the Board in December, 1995, which he will have the right to acquire on December 8, 1996 under the Company's 1984 Stock Option Plan. These shares are not deemed to be beneficially owned on March 15, 1996.

(5) The shares shown as beneficially owned by Mr. Taylor (i) include 2,307,520 shares that Mr. Taylor may be deemed to own beneficially because of his position as the President, sole director and sole shareholder of Thomas M. Taylor & Co., (ii) 1,226,000 shares that Mr. Taylor may be deeded to own beneficially because of his position as President and sole stockholder of Trinity Capital Management, Inc., which is the sole general partner of TF Investors, L.P., which is the sole general partner of Trinity I Fund, L.P., which is the sole stockholder of Portfolio Associates, Inc., which is the sole general partner of Portfolio C. Investors, L.P., (iii) 325,000 shares that Mr. Taylor may be deemed to own beneficially because of his position as President and sole shareholder of TMT-FW, Inc., which is one of two general partners of EBD L.P., which is the sole general partner of The Airlie Group L.P., (iv) 60,750 shares which he presently has the right to acquire under the Company's 1984 Stock Option Plan and (v) 20,250 shares he will have the right to acquire on May 26, 1996 under the Company's 1984 Stock Option Plan.

(6) The shares shown as beneficially owned by Mr. Depatie, Senior Vice President-Finance of the Company, include (i) 13,500 shares held by a trust for which he is sole trustee and beneficiary, (ii) 875 shares that Mr. Depatie may be deemed to own beneficially because of his position as general partner in two partnerships and (iii) 225,625 shares which he has the right to acquire under the Company's 1984 Stock Option Plan. Excluded from this table are the unvested portion of stock options granted in 1992 and 1996.

(7) The shares shown beneficially owned by Mr. Hammett, Senior Vice President-Accounting & Administration of the Company, include (i) 2,445 shares owned beneficially by Mr. Hammett, (ii) 2,970 shares held by his wife and (iii) 248,125 shares which he currently has the right to acquire under the Company's 1984 Stock Option Plan. Excluded from this table are the unvested portion of stock options granted in 1992 and 1996. Mr. Hammett disclaims beneficial ownership of the 2,970 shares held by his wife.

(8) The shares shown beneficially owned by Mr. Schultz, Senior Vice President-Development of the Company reflect 225,625 shares which he has the right to acquire under the Company's 1984 Stock Option Plan. Excluded from this table are the unvested portion of stock options granted in 1992 and 1996.

(9) The shares shown beneficially owned by Mr. Higgins, Senior Vice President-Operations of the Company reflect 213,250 shares which he has the right to acquire under the Company's 1984 Stock Option Plan. Excluded from this table are the unvested portion of stock options granted in 1992 and 1996.

(10) The holdings shown for all directors and executive officers as a group include 3,835,375 shares which the directors and executive officers have the right to acquire under the Company's 1984 Stock Option Plan and the Mead Stock Option Agreement. Shares which are exercisable within sixty (60) days after March 15, 1996 are shown as being beneficially owned by members of such group in the above table.

      Except as reflected in the notes to the preceding table, each nominee for director owns directly the number of shares indicated in the table and has the sole power to vote and dispose of such shares.

                           COMPENSATION OF EXECUTIVES

               REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE
                           ON EXECUTIVE COMPENSATION


RESPONSIBILITIES AND COMPOSITION OF THE COMMITTEE

      The Compensation and Stock Option Committee (the "Committee") is responsible for (i) implementing compensation and benefit programs for executive officers and other key managers designed to attract, motivate and retain those individuals responsible for the success of the Company; (ii) maintaining, administering, and enhancing such programs in a manner which will benefit the long-term interests of La Quinta and its shareholders; (iii) determining the compensation of the Company's executive officers and (iv) approving and supervising the administration of all grants of stock options, and recommending modifications and/or additional programs to the Board of Directors and shareholders. The Committee serves pursuant to a Grant of Authority adopted by the Board of Directors. It is composed entirely of independent directors who have never served as officers of the Company.

COMPENSATION PHILOSOPHY

      The Committee believes that compensation of the Company's officers and key management should be determined according to a competitive framework and based upon overall financial results, individual contributions, and business results that aid in building value for the Company's shareholders. Within this overall philosophy, the Committee's specific objectives are to:

   o Provide annual variable compensation awards that (i) take into account the Company's overall performance relative to corporate objectives and (ii) are based on individual contributions and results that help create value for the Company's shareholders.

   o Align the financial interests of executive officers and key management with those of shareholders by providing significant equity-based long-term incentives.

   o Emphasize performance-based and equity-based compensation versus fixed compensation at the executive level, providing a significantly greater proportion of total compensation which is equity-based. Consequently, executive officers have a greater proportion of total compensation at risk, so that payment will vary depending upon the Company's overall performance, individual contributions and business results.

BASE SALARY

      The Company has maintained the philosophy that the compensation of its executive officers and other key employees should be directly linked to operating performance. Toward this end, base salaries of the executive officers are set at or below median levels based upon comparative industry data, while bonus payouts are set based upon performance. Base salaries for new management employees are determined by evaluating the responsibilities of the respective position and the individual's experience, and by reference to the competitive marketplace for management talent. Annual salary adjustments are determined by evaluating the performance of the Company, the performance of the respective executive, other incentive based compensation, the competitive marketplace and cost of living. Significant emphasis is placed upon stock option grants based upon the Company's performance to reward its officers and key employees. For 1995, based on the foregoing factors, previous grants of stock options, and a review made in December 1995, the Committee determined that Mr. Mead would not receive an increase in base salary. Two of the four next highest paid executives received an increase in base salary of 2.5 percent. The other two received salary increases averaging 12.8 percent. In keeping with this philosophy on management compensation, increases in salary for Company personnel generally were maintained within a targeted average increase of three percent for 1995.

STOCK OPTIONS

      The Company places significant emphasis on the potential of the 1984 Stock Option Plan ("1984 Plan") and other non-qualified stock options issued by the Board to instill long-term incentives on the executives' part to continue the growth in shareholder value. The 1984 Plan, as amended, provided for the issuance of a maximum of 2,600,000 shares of the Company's Common Stock upon the exercise of stock options granted under the plan, which amount is subject to adjustment upon the occurrence of certain events. As adjusted for the three 3-for-2 stock splits in the form of stock dividends effected in October 1993 and March and October 1994, the 1984 Plan now provides for a total of 8,775,000 shares subject to issuance upon exercise of options granted thereunder. All key employees of the Company, as determined by the Committee, persons designated to become key employees of the Company and non-employee directors of the Company are eligible to receive options under the 1984 Plan. Non-employee directors of the Company are only eligible to receive grants of options under the 1984 Plan according to the special terms, conditions and rules established under the 1984 Plan for non-employee directors. (See section entitled "Compensation of Directors".) In 1992, members of the new management team, including the Chief Executive Officer ("CEO") and the next four highest paid executive officers, were granted stock options upon their initial employment with the Company and smaller grants in December 1992 which provide considerable incentive in the long-term growth of the Company. The Company places great emphasis on these stock options as long-term incentives over increases in base compensation. On March 11, 1994, additional stock option grants totaling 362,500 shares (pre-March 15 split) under the 1984 Plan were made to certain officers, exercisable upon a post-October 25, 1994 stock split price of the Company's Common Stock averaging $26.667 per share for 20 consecutive trading days prior to March 11, 1997. These stock option grants vested on April 26, 1995. Additional grants were made to non- officer, key management personnel on February 24, 1994 to provide further incentives for these individuals in the continued growth in shareholder value.

INCENTIVE BONUS

      The Company's incentive compensation plan rewards officers and other key employees of the Company who are in a position to make substantial contributions to the growth and profitability of the Company. Continuance of the plan and the granting of bonuses are based upon Company performance relative to the business plan. In 1995, 50% of the executive officers' bonuses were based upon meeting financial targets set by the Committee at the beginning of the year. For 1995, the Company achieved in excess of all of these financial targets. The remaining 50% of the officer bonus was discretionary, to be based upon individual performances as determined by the individual officer's performance and contributions to the Company. Outstanding performance could result in a bonus payment that exceeded an individual's target opportunity. The target bonus potential ranged from 50% of base salary for Mr. Mead, 40% for Senior Vice Presidents and 35% for Vice Presidents, with additional discretion on the Committee's part to grant additional awards for exceeding the Company's financial targets. Awards in 1995 reflected such incremental increases for exceeding these performance objectives. Bonus awards made to the CEO and the next four highest paid executive officers are found in the "Cash Compensation" summary under Executive Compensation. During the year ended December 31, 1995, bonuses and awards under incentive compensation plans accruing to all other participating officers and key corporate employees of the Company as a group amounted to $1,412,505. Plan participants for the year ended December 31, 1995 included 19 officers of the Company and 66 non-officer, key management persons.

CHIEF EXECUTIVE OFFICER COMPENSATION

      The Committee subscribes to the philosophy that the overall compensation of the CEO should be linked directly to the Company's operating performance and growth in shareholder value. Consequently, the CEO's compensation package places great emphasis on measurable enhancement of these dual criteria as opposed to a higher base salary. Mr. Mead was hired in 1992 with a base salary of $350,000, which was below that of most comparably situated chief executive officers in the industry. Since that date, the CEO's base salary has remained at $350,000 through 1995. In future years, Mr. Mead's base salary will be reviewed for increases based upon Company performance as determined by the Committee, with emphasis continuing to be placed on bonuses and other incentives which serve to enhance the long-term growth of the Company.

      The target bonus potential range for the CEO's incentive bonus is 50% of base salary, of which 50% is based upon meeting the Company's financial targets and the other 50% is discretionary, based upon performance and contributions to the Company during 1995. The Committee may also make a further discretionary award for exceeding the Company's financial targets. The Committee determined that the CEO and other officers and key management personnel were eligible for this enhanced bonus potential as the Company exceeded all of its financial targets for 1995. Mr. Mead was paid a bonus of $255,000 for 1995, which exceeded his target bonus potential. Mr. Mead's bonus took into account his role in exceeding these financial targets, as well as other significant accomplishments during 1995. The Company achieved a 46 percent increase in recurring earnings per share in 1995, together with a 14 percent increase in revenues. Recurring EBITDA increased 25 percent over 1994 due to positive operating leverage from the inns and improved efficiencies at the corporate level. The introduction of the Gold Medal Rooms Program, with its emphasis on room renovations, service and entertainment enhancements will position the Company competitively for the future. Additionally, significant advances in the Company's future potential were achieved through acquisitions and the introduction of a new building program which will significantly increase the Company's future growth potential. These achievements demonstrated significant enhancements to shareholder value. The CEO's incentive compensation for 1996 and beyond will be based upon the Company's performance against its business plan, as stated above.

      As previously stated, the Committee believes that the CEO's total compensation should be weighed heavily in favor of operating performance and growth in shareholder value. Consequently, the cornerstone of Mr. Mead's total compensation program remains non-qualified stock options which instill long-term incentives on the CEO's part to continue growing shareholder value. Mr. Mead was granted options for 650,000 shares (2,193,750 following three stock splits in October 1993, March and October 1994) under a non-qualified stock option agreement upon joining the Company in March of 1992 (the "Mead Stock Option Agreement"). Additionally, Mr. Mead, along with most officers of the Company, was granted additional stock options under the 1984 Plan on March 11, 1994 in recognition of the Company's achievements in 1993. Mr. Mead's stock option grant of 225,000 shares (506,250 post March and October 1994 splits) under the 1984 Plan vested in April 1995 when the Company's Common Stock averaged over $26.667 per share for 20 consecutive trading days prior to March 11, 1997. On February 22, 1996, the Committee approved a further grant of 187,500 shares to Mr. Mead under the 1984 Plan as well as grants to certain officers and key management personnel whose existing grants are due to become fully vested in 1996. While the Committee does not wish to establish a routine practice of such grants for outstanding performance on behalf of the CEO or others, it will review further grants to ensure that proper incentives to enhance shareholder value remain in place.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

      The 1993 Omnibus Budget Reconciliation Act ("OBRA") became law in August 1993. Under the new law, income tax deductions of publicly-traded companies in tax years beginning on or after January 1, 1994 are limited (subject to certain exceptions) to the extent total compensation (including base salary, annual bonus, stock option exercises, and non-qualified benefits) for certain executive officers exceeds $1 million (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. Under OBRA, the deduction limit does not apply to payments which qualify as "performance-based." To qualify as "performance-based," compensation payments must be based solely upon the achievement of objective performance goals and made under a plan that is administered by a committee of outside directors. In addition, the material terms of the plan must be disclosed to and approved by stockholders, and the compensation committee must certify that the performance goals were achieved before payments can be made.

      In particular, stock options will satisfy the performance-based exception if awards are made by a qualifying compensation committee, the plan sets the maximum number of shares that can be granted to an employee within a specified period, and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). The 1984 Plan was amended by stockholders at the 1994 Annual Meeting of Shareholders in part to provide for an annual maximum limitation of 350,000 on the number of shares subject to options which may be granted to any individual employee under the 1984 Plan.

      In structuring the Company's compensation programs and in determining the appropriateness of awards, the Committee's primary consideration is the achievement of the Company's strategic business goals, taking into consideration competitive practice, market economics and other factors. To the extent fulfilling these goals is consistent with favorable tax treatment, the Committee intends to design the Company's compensation programs to conform with the OBRA legislation and related regulations so that total compensation paid to any employee will not exceed $1 million in any one year, except for awards as part of executive compensation that are performance-based and thus deductible by the Company. However, this commitment does not rule out the ability to make awards or to approve compensation that may not qualify for the compensation deduction, if there exists sound corporate reasons for so doing.


                                   COMPENSATION AND STOCK OPTION COMMITTEE
                                     Dr. William H. Cunningham, Chairman
                                     Thomas M. Taylor

                     PERFORMANCE OF COMPANY'S COMMON STOCK

         Set forth below is a line graph comparing the total cumulative return of the Company's Common Stock to (a) the Dow Jones Equity Market Index, and (b) a group of peer issuers with similar businesses. The graph assumes reinvestment of dividends.


             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS AMONG
                             LA QUINTA INNS, INC.,
                 DOW JONES EQUITY INDEX AND LODGING PEER GROUP*

                             [GRAPH APPEARS HERE]


* This peer group consists of Hilton Hotels Corporation during all years and Marriott Corporation from January 1, 1990 to October 7, 1993, Marriott Host and Marriott International from October 8, 1993 to December 28, 1995 and Host Marriott, Marriott International and Host Marriott Services from December 29, 1995.

                              SUMMARY COMPENSATION
SUMMARY COMPENSATION TABLE

      The following table contains information with respect to compensation for services rendered in all capacities to the Company during the year ended December 31, 1995, for each of the five most highly compensated executive officers of the Company.

                                                                       LONG-TERM
                                                                       ---------
                                                                     COMPENSATION
                                                                     ------------
                                    ANNUAL COMPENSATION                 AWARDS
                                    -------------------                 ------

                                                                      SECURITIES
                                                                      UNDERLYING             ALL OTHER
NAME/POSITION               YEAR        SALARY       BONUS(a)        OPTIONS/SARs         COMPENSATION(b)
- -------------               ----        ------       --------        ------------         ---------------
Gary L. Mead                1995       $350,000      $255,000                --              $    3,968
President and CEO           1994        350,000       250,000           506,250(c)                3,968
                            1993        350,000       160,300                --                   4,328


William C. Hammett, Jr.     1995       $205,000      $ 98,400                --               $   2,088
Senior Vice President       1994        200,000        88,000            45,000(d)                2,088
Accounting and              1993        200,000        68,280                --                   2,323
Administration

Michael A. Depatie          1995       $205,000      $ 98,400                --              $      792
Senior Vice President       1994        200,000        88,000            45,000(d)                  792
Finance                     1993        200,000        68,280                --                   2,203


Steven T. Schultz           1995       $205,000      $ 98,400                --               $   1,827
Senior Vice President       1994        175,000        88,000            45,000(d)                1,827
Development                 1993        175,000        64,120                --                   2,020


Thomas W. Higgins           1995       $190,000      $ 84,000                --               $   1,827
Senior Vice President       1994        175,000        77,000            33,750(e)                1,827
Operations                  1993        175,000        57,120                --                   2,448


____________________

(a) These amounts are the cash awards under the Incentive Compensation Plan previously described.
(b) All Other Compensation for named individuals consists of the value of life insurance premiums. Other Annual Compensation for Messrs. Mead, Hammett, Depatie, Schultz and Higgins consists of personal benefits including automobile allowance, relocation and closing costs on the purchase of homes, and in certain cases, income tax preparation. For the years 1993, 1994 and 1995, amounts of Other Annual Compensation for each individual named above aggregated less than (a) 10% of the total annual salary and bonus for each individual or (b) $50,000, whichever was lower. Accordingly, no such amounts are included in the Table.
(c) On March 11, 1994, Mr. Mead received options for the purchase of 225,000 shares (506,250 post-March and October 1994 splits). On April 26, 1995, these options vested, with an exercise price of $17.944, when the Company's Common Stock averaged $26.667 per share for 20 consecutive trading days.

(d) Messrs. Hammett, Depatie and Schultz received grants to purchase 20,000 shares (45,000 post-March and October 1994 splits) on March 11, 1994. On April 26, 1995, these options vested, with an exercise price of $17.944, when the Company's Common Stock averaged $26.667 per share for 20 consecutive trading days.
(e) Mr. Higgins received a grant for the purchase of 15,000 shares (33,750 post-March and October 1994 splits) on March 11, 1994. On April 26, 1995, these options vested, with an exercise price of $17.944, when the Company's Common Stock averaged $26.667 per share for 20 consecutive trading days.


                               PENSION PLAN TABLE


      The Company has, since 1969, maintained a non-contributory defined benefit pension plan (the "Retirement Plan"), which is a qualified plan under Federal income tax laws, for all of its full-time employees who have attained the age of 21, which is designed to provide annual retirement benefits to employees, subject to age and period-of-employment conditions. During the fiscal year ended May 31, 1989, the Board established a Supplemental Executive Retirement Plan for highly compensated employees, which constitutes a non-qualified plan under Federal income tax laws (the "SERP").

      Using estimated Social Security benefits of $14,976 (the Estimated Annual Primary Insurance Amount for an age 65 retiree in 1996 with maximum Social Security earnings in all years), the estimated annual retirement benefits under both the Retirement Plan and the SERP are set forth in the following table:

                                              YEARS OF SERVICE AT RETIREMENT
                                              ------------------------------

  AVERAGE
   ANNUAL
COMPENSATION       15                 20                25                 30                35
- ------------       --                 --                --                 --                --
175,000           69,800             93,000            93,000             93,000            93,000
200,000           81,000            108,000           108,000            108,000           108,000
225,000           92,300            123,000           123,000            123,000           123,000
250,000          103,500            138,000           138,000            138,000           138,000
300,000          126,000            168,000           168,000            168,000           168,000
350,000          148,500            198,000           198,000            198,000           198,000
400,000          171,000            228,000           228,000            298,000           298,000
450,000          193,500            258,000           258,000            258,000           258,000
500,000          216,000            288,000           288,000            288,000           288,000
550,000          238,500            318,000           318,000            318,000           318,000
600,000          261,000            348,000           348,000            348,000           348,000
650,000          283,500            378,000           378,000            378,000           378,000
700,000          306,000            408,000           408,000            408,000           408,000
750,000          328,500            438,000           438,000            438,000           438,000
800,000          351,000            468,000           468,000            468,000           468,000



    "Compensation" under both the Retirement Plan and the SERP includes normal base pay plus overtime and bonus during a plan year, but not compensation resulting from the exercise of stock options or deferred compensation. The table set forth above illustrates estimated benefits payable determined on a straight-life annuity basis. There are no offsets in the amounts above for Social Security benefits.

    The years of credited service under the Company's Retirement Plans for the persons named in the Summary Compensation Table are as follows: Mr. Mead, 4 years; Mr. Hammett, 4 years; Mr. Depatie, 3 years; Mr. Schultz , 4 years and Mr. Higgins, 4 years.

STOCK OPTIONS

      The following table provides information concerning the exercise of stock options during 1995, and the year-end value of unexercised options for each of the five most highly compensated executive officers of the Company. No stock options were granted to executive officers or key management in 1995.


             AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR END STOCK OPTION VALUES

                                                              NUMBER OF
                              SHARES                    SECURITIES UNDERLYING
                             ACQUIRED                        UNEXERCISED                  VALUE OF UNEXERCISED
                                ON         VALUE            STOCK OPTIONS              IN-THE-MONEY STOCK OPTIONS
          NAME               EXERCISE     REALIZED    EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE(4)
          ----               --------     --------    -------------------------       ----------------------------
Gary L. Mead(1)                 --           --            2,700,000/   -0-             $ 53,899,425/      -0-

William C. Hammett(2)         50,000      $893,395           248,125/84,375             $   4,788,733/$1,822,952

Michael A. Depatie(2)         50,000      $866,504           248,125/84,375             $   4,788,733/$1,822,952

Steven T. Schultz(2)          50,000      $866,504           248,125/84,375             $   4,788,733/$1,822,952

Thomas W. Higgins(3)          50,000      $871,770           213,250/84,375             $   4,171,479/$1,821,792


(1) Pursuant to the Mead Stock Option Agreement, Mr. Mead received the option to acquire 650,000 shares of Common Stock at $15.00 per share on March 3, 1992. Options for 100,000 shares vested on March 3, 1992 and March 3, 1993, respectively. On June 8, 1993, the remaining 450,000 options vested when the Company's Common Stock traded at a predetermined average of $30 per share for a defined number of days. Adjusted for stock splits in the form of stock dividends, these options now total 2,193,750. The original exercise price of $15.00 per share was likewise adjusted to $4.444 taking the aforesaid stock splits into account. On March 11, 1994, Mr. Mead received additional options under the Company's 1984 Stock Option Plan for the purchase of 225,000 shares (506,250 post-March and October 1994 splits). On April 26, 1995, these options vested when the Company's Common Stock traded at an average of $26.667 per share for 20 consecutive trading days, at an exercise price of $17.944.
(2) Messrs. Hammett, Depatie and Schultz received the option to purchase 85,000 shares of Common Stock at $17.687 per share on June 5, 1992. On December 16, 1992, they received the option to acquire an additional 15,000 shares at $19.750 per share. Of these grants, three-fourths had vested at December 31, 1995. On March 11, 1994, these individuals received new grants to purchase 20,000 shares (45,000 post-March and October 1994 splits). On April 26, 1995, these latter options vested when the Company's Common Stock averaged $26.667 per share for 20 consecutive trading days at an exercise price of $17.944. In February 1995, Messrs. Hammett, Depatie and Schultz each exercised options with respect to 50,000 shares granted pursuant to their June 5, 1992 grants. Adjusted for the stock splits in the form of stock dividends, the total of such options at December 31, 1995 was 332,500, of which 248,125 were exercisable (165,156 at an adjusted price of $5.241; 37,969 at an adjusted price of $5.852 and 45,000 at an adjusted price of $17.944).
(3) Mr. Higgins received the option to purchase 60,000 shares of Common Stock at $17.687 per share on June 5, 1992. On September 17, 1992, he received the option to acquire an additional 25,000 shares of Common Stock at $17.87 per share. On December 16, 1992, he received the option to acquire 15,000 shares of Common Stock at $19.750 per share. On August 3, 1993, Mr. Higgins exercised options with respect to 7,000 pre-split shares granted pursuant to his stock option of June 5, 1992. In February 1995, Mr. Higgins exercised options with respect to 50,000 shares granted pursuant to his June 5, 1992 stock option. Of the aforesaid grants remaining, three-fourths had vested at December 31, 1995. On March 11, 1994, Mr. Higgins received grants equating to 33,750 post-split shares, which option vested on April 26, 1995 when the Company's Common Stock averaged $26.667 per share for 20 consecutive trading days at an exercise price of $17.944. Adjusted for the stock splits in the form of stock dividends, the total of such options at December 31, 1995 was

      297,625, of which 213,250 were exercisable at December 31, 1995 (78,250 at an adjusted price of $5.241; 63,280 at an adjusted price of $5.296; 37,970 at an adjusted price of $5.852 and 33,750 at an adjusted price of $17.944).
(4) These amounts were calculated by subtracting the exercise price from the market value of underlying securities at year-end based on a price per share of $26.938 which represents an average of the high and low of the Company's Common Stock on December 29, 1995, the last trading day of the year.


                           COMPENSATION OF DIRECTORS

      At the 1992 Annual Meeting of Shareholders the shareholders approved an amendment of the 1984 Stock Option Plan to permit non-employee directors of the Company to receive stock options for 6,000 shares of the Company's common stock annually in lieu of annual retainers and all meeting fees previously paid by the Company to non-employee directors. These options are granted annually following the election of directors at each Annual Meeting of Shareholders. Outstanding options in lieu of directors' fees were adjusted to 13,500 for 1994 to take into account the 3-for-2 stock splits in the form of stock dividends of October 1993 and March 1994. Options granted to directors are for ten-year terms at per share exercise prices of not less than the fair market value of the Company's stock on the date of each annual grant and are exercisable (except under the general acceleration provisions of the 1984 Plan upon an offer that results in the acquisition of 40% or more of the Company's outstanding stock) on the anniversary date of each grant. Such grants are in lieu of all annual retainers or directors' fees, and assist in ensuring that directors will be closely aligned with the equity interests of shareholders, thereby promoting the Board's continued focus on further enhancement of shareholder value.

      Pursuant to an amendment to the 1984 Plan approved by shareholders at the 1994 Annual Meeting of Shareholders, the number of shares subject to the annual grants of stock options to non-employee directors provided for under the 1984 Plan was increased from 6,000 shares to 13,500 shares, thereby reflecting the two 3-for-2 splits of the Company's Common Stock (effected in the form of stock dividends) which occurred since the 1993 Annual Meeting of Shareholders. The amendment also specifically provides that the number of shares subject to the annual grants of stock options to non- employee directors under the 1984 Plan shall be adjusted in the future upon the occurrence of certain events, such as stock splits and stock dividends. Thus, the grants to non-employee directors in 1995 were increased to 20,250 shares for each director on May 26, 1995 to reflect the 3-for-2 split of the Company's Common Stock (effected in the form of a stock dividend), which occurred in October 1994. Mr. Stevens, who was elected to the Board on December 7, 1995, received a grant of 10,125 shares upon his election.

      In the event a non-employee director ceases to be a director of the Company for any reason, any such option granted to such a director expires one
(1) year from the date that the person ceased to be a director of the Company. Under the above amendments, the Board of Directors may grant an option for 20,250 shares to any new non-employee director elected to fill a vacancy on the Board or newly created Board seat between Annual Meetings of Shareholders in lieu of a retainer and meeting fees.

      The provisions relating to the grant of stock options to non-employee directors may not be amended more than once every six months, except to conform the 1984 Plan to any changes that may have occurred in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.


                            EMPLOYMENT ARRANGEMENTS

EMPLOYMENT AGREEMENT WITH GARY L. MEAD

      On March 3, 1992, the Board of Directors elected Gary L. Mead as President and Chief Executive Officer of the Company. In connection therewith, the Board determined it would be in the best interests of the Company to retain Mr. Mead's services for a five-year period under the terms of an Employment Agreement, dated as of March 3, 1992, between the Company and Mr. Mead (the "President's Employment Agreement").

      Under this agreement, Mr. Mead is entitled to receive an annual salary of $350,000, and such greater annual salary after the first year of employment as the Compensation and Stock Option Committee of the Board of Directors (the "Committee") in its sole discretion may determine. Mr. Mead is further entitled to participate in the Company's bonus or incentive compensation plans as established by the Committee from time to time.

      The President's Employment Agreement also provides, among other things, that (i) Mr. Mead is entitled to participate in all employee benefit plans that the Company may establish for senior executives, (ii) a country club membership in Mr. Mead's name, for his and his family's use, and (iii) severance pay in the amount of three (3) times his highest annual salary as in effect during the term of the agreement period, plus three (3) times the average of actual bonus paid to Mr. Mead over the life of the agreement if the Company terminates Mr. Mead's employment without cause or if he resigns for good reason. The Company also purchased and paid premiums on a life insurance policy covering Mr. Mead in the amount of $1 million at standard rates.

      In the event that Mr. Mead's employment is terminated due to a "Change of Control," the President's Employment Agreement provides that, in addition to the payment of any accrued and unpaid amounts under benefit plans in which Mr. Mead is a participant, he shall be entitled to severance pay equal to three times his highest annual salary during the term thereof, plus three times the average annual bonus received during that term. Additionally, Mr. Mead's health insurance coverage is to be continued for the greater of: one year following termination or the lesser of the remaining term and three (3) years. Additionally, in the event Mr. Mead thereafter relocates to Dallas, Texas, the Company shall pay the expenses therefor.

      "Change of Control" in the President's Employment Agreement is defined as: (1) the acquisition by any individual, entity or group of shares of the Company's Common Stock resulting in beneficial ownership by such individual, entity or group of 50 percent or more of the outstanding shares thereof, or (2) if individuals comprising the Board of Directors on March 3, 1992 (the "Incumbent Board") cease to constitute more than 50 percent of the members of the Board, except for new members whose election or nomination was approved by two-thirds of the Incumbent Board (but excluding those assuming office as a result of an actual or threatened election contest), or (3) if shareholders of the Company approve: (a) a merger or consolidation of Company, except one where the voting securities of the Company outstanding immediately prior thereto continue to represent more than 50 percent of the combined voting power of voting securities of the Company or the surviving entity outstanding immediately after such merger or consolidation, and which would result in Mr. Mead having the same duties, title and responsibilities, or (b) a plan of complete liquidation or disposition by Company or an agreement for the sale or disposition by Company of all or substantially all of Company's assets.

     In connection with his employment as President and Chief Executive Officer of the Company, Mr. Mead was granted non-qualified options to purchase up to 650,000 shares of the Company's common stock at an exercise price of $15.00 per share pursuant to the terms of the Mead Stock Option Agreement. Giving effect to the 3-for-2 stock splits in the form of stock dividends on October 1, 1993, March 15, 1994 and October 25, 1994, the total number of shares currently vested and exercisable by Mr. Mead under the Mead Stock Option Agreement is 2,193,750, exercisable at an adjusted option price of $4.444. The Company entered into a registration rights agreement, dated March 3, 1992, under the terms of which the Company agreed to register on behalf of Mr. Mead the offer and sale of shares of common stock covered by the Option Agreement under the Securities Act of 1933, upon certain limitations and conditions, of which all expenses of such registration will be borne by the Company.



              UNTIMELY REPORTS OF BENEFICIAL OWNERSHIP BY INSIDERS

      Pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the "Act"), directors, certain officers and shareholders beneficially owning in excess of 10% of the outstanding shares of the Company's common stock are required to file various reports with the Securities and Exchange Commission ("SEC").

      Following their re-election to the Board of Directors of the Company on May 26, 1994, Messrs. McNamara, Sterling and Taylor were granted stock options in lieu of director's fees. The required forms reporting these changes in beneficial ownership were inadvertently not timely filed with the SEC. These omissions were corrected by each affected individual by the filing of a Form 5 "Annual Statement of Changes in Beneficial Ownership" dated

December 31, 1995. The Company believes that with the foregoing exceptions, all reports on Forms 3, 4 and 5 have been filed with the appropriate regulatory authorities in a timely manner, or confirmations of reportable transactions have been received by copy of such Forms indicating compliance with the required filings in a timely manner.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LA QUINTA DEVELOPMENT PARTNERS, L.P.

      The Company and AEW Partners, L.P. ("AEW Partners") were parties to a limited partnership agreement, dated March 21, 1990, which formed La Quinta Development Partners, L.P. ("LQDP"). Joseph F. Azrack, who, pursuant to that agreement, served as a director of the Company from September 17, 1992 to June 13, 1995, is the President and Chief Executive Officer of AEW, Inc., which is the managing general partner of AEW Partners. Mr. Azrack is also President and Chief Executive Officer of Aldrich, Eastman & Waltch, Inc., an investment adviser registered with the SEC under Section 203 of the Investment Advisers Act of 1940. Certain of the principals of Aldrich, Eastman & Waltch, Inc. are the shareholders of AEW, Inc.

      The partnership agreement of LQDP provided that the partnership would pay management, development, royalty and chain service fees to the Company. The partnership agreement further provided that: (i) a right of first refusal was granted by the Company to LQDP on the acquisition or development of properties;
(ii) a principal of Aldrich, Eastman & Waltch, Inc. acceptable to the Company would subsequently be nominated for election to the Company's Board of Directors and (iii) AEW Partners was granted an option by the Company, expiring December 31, 1998, subject to vesting and adjustment upon certain occurrences, whereby AEW Partners could convert 66 2/3% of its ownership interest in the partnership into shares of the Company's Common Stock and/or cash, as the Company may elect, commencing on December 31, 1991, which conversion option became 100% vested on January 1, 1994. As part of the total consideration of this transaction, the Company received a $3 million cash payment for the above mentioned option. Under the terms of the partnership agreement, AEW Partners was also given certain registration rights by the Company with respect to shares issuable upon its conversion right.

      On June 15, 1995, AEW notified the Company that it would exercise, subject to certain conditions, its option to convert two-thirds of its ownership interest in LQDP into 5,299,821 shares of the Company's Common Stock. As permitted under the partnership agreement, AEW requested said Common Stock be registered with the Securities and Exchange Commission for sale in an underwritten secondary public offering. Pursuant thereto, the Company filed a registration statement with respect to such sale with the Securities and Exchange Commission. AEW Partners also agreed to sell the remaining one-third of its ownership interest in LQDP to the Company for a negotiated price of $48.2 million in cash. This transaction was consummated on July 3, 1995. Upon conversion of the partnership interest into La Quinta Common Stock, the Company issued 5,299,821 shares of the Company's Common Stock having a fair market value of $142.8 million based on the July 3, 1995 New York Stock Exchange closing price.

      Through July 3, 1995, when the Company purchased the AEW Partners interest in LQDP, the Company received $5,342,823 in license, chain services and management fees and received $1,594,818 in acquisition and conversion fees from LQDP. Thereafter, LQDP became a wholly-owned unincorporated partnership of the Company.

LA QUINTA INNS, INC. PURCHASES COMMON STOCK

      The Airlie Group L.P. ("Airlie") is an investment limited partnership whose general partner is EBD, L.P. One of the two general partners of EBD, L.P. is TMT-FW, Inc., of which Mr. Taylor is President. One of Airlie's institutional limited partners decided in January 1996 to sell its interest in the limited partnership, which included 1,700,000 shares of the Company's Common Stock. As a result thereof, 1,200,000 shares of Airlie's holding in the Company's Common Stock were purchased by Portfolio C Investors, L.P. Mr. Taylor is the President of Trinity Capital Management, Inc., which is the sole general partner of TF Investors, L.P., which is the sole general partner of Trinity I Fund, L.P., which is the sole stockholder of Portfolio Associates, Inc., which is the sole general partner of Portfolio C Investors, L.P. The Company was offered the opportunity to participate in this transaction, and on January 23, 1996, the Company purchased 500,000 shares of its Common Stock held by Airlie for a purchase price of

$23.00 per share in cash. The negotiated purchase price took into account a block discount off the market price per share. On the date of purchase, the fair market value per share of the Company's stock (the average of the high and low price) was $24.50. This transaction was approved by the independent members of the Board of Directors on January 2, 1996.


ADVANCEMENT OF LEGAL DEFENSE EXPENSES ON BEHALF OF CERTAIN DIRECTORS

      In September 1993, a former officer of the Company filed suit against the Company and certain of its directors and their affiliate companies. Certain expenses for the named directors' defense are being advanced pursuant to a written Indemnification Agreement between the Company and said individuals, the Company's By-Laws and an action of the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Directors Cunningham and Taylor comprised the Company's Compensation and Stock Option Committee during 1995. Both are non-employee directors, and neither are former officers of the Company or any of its subsidiaries.

                   APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

                                (PROPOSAL NO. 2)

       The Board of Directors of the Company, adopting the recommendation of its Audit Committee, has unanimously appointed the firm of KPMG Peat Marwick, LLP as independent auditors to examine the combined financial statements of the Company for the year ending December 31, 1996. This firm has acted as independent accountants of the Company since 1971.

       A representative of KPMG Peat Marwick is expected to be present at the Annual Meeting of Shareholders with the opportunity to make a statement, if that person desires to do so, and is expected to be available to respond to appropriate questions.

       Approval of the appointment of independent accountants is not a matter which is required to be submitted to a vote of shareholders, but the Board of Directors considers it appropriate for the shareholders to express or withhold their approval of the appointment. If shareholder approval should be withheld, the Board of Directors would consider an alternative appointment for the succeeding fiscal year.

       THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL NO. 2 TO APPROVE THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS. A majority of the votes cast is needed for approval.


                             SHAREHOLDER PROPOSALS

       It is anticipated that the 1997 Annual Meeting of Shareholders will be held in May 1997. Shareholder proposals intended to be presented at the 1997 Annual Meeting and included in the Company's proxy statement therefor must be received in writing by the Secretary of the Company at its principal executive offices, 112 East Pecan Street, Suite 200, San Antonio, Texas 78205, not later than December 12, 1996.


                                 OTHER MATTERS

       No business other than the matters set forth in this Proxy Statement is expected to come before the meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company. In the event that any of the nominees for director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies in the accompanying proxy will vote for other persons in their place in what they consider the best interests of the Company.

       The foregoing Notice and Proxy Statement are sent by order of the Board of Directors.

                                            JOHN F. SCHMUTZ




                                    Vice President-General Counsel
                                              and Secretary



April 10, 1996

                                 DETACH HERE



                             LA QUINTA INNS, INC.

  P      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  R

  O
          Gary L. Mead, Thomas M. Taylor and John F. Schmutz, or any of them,
  X with power of substitution to each, are hereby authorized to represent the undersigned at the Annual Meeting of Shareholders of La Quinta Inns, Inc.
  Y to be held in the 3rd Floor Conference Room of the Company's Corporate Offices, 112 East Pecan Street, San Antonio, Texas, on May 23, 1996.

          To vote in accordance with the Board of Directors' recommendations just sign the reverse side; no boxes need to be checked.


                                                                    -----------
                                                                    SEE REVERSE
                  (CONTINUED AND TO BE SIGNED ON OTHER SIDE)            SIDE
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                                 DETACH HERE


/X/PLEASE MARK
   VOTES AS IN                                                           -----
   THIS EXAMPLE                                                               |
                                                                              |
   This proxy will be voted as you direct below. In the absence of such direction, it will be voted FOR Directors and FOR the Proposals below.
   As to such other matters as properly may come before this meeting, this proxy will be voted by the persons named herein according to their best judgment in the interests of the Company.

   1. THE ELECTION OF DIRECTORS                              FOR AGAINST ABSTAIN
   DIRECTORS:  W. CUNNINGHAM, G.  2. APPROVAL OF APPOINTMENT / /   / /     / /
   MEAD, P. STERLING, K. STEVENS     OF INDEPENDENT ACCOUNT-
   AND T. TAYLOR                     ANTS FOR 1996.

          FOR   WITHHELD
          / /     / /             3. IN THEIR DISCRETION, UPON SUCH OTHER
                                     MATTERS AS PROPERLY MAY COME BEFORE
                                     THE MEETING.
   / /
   -----------------------             MARK HERE
   (INSTRUCTIONS:  To withold         FOR ADDRESS
   authority to vote for any           CHANGE AND / /
   individual nominee write          NOTE AT LEFT
   that nominee's name on the
   line provided above.)


                                     PLEASE DO NOT FOLD OR MUTILATE THIS CARD.

                                     NOTE: Please sign as name appears. Joint owners should each sign. When signing as Attorney, Executor, Administrator or Guardian, please give full title as such. If signer is a corporation, please sign with the full corporation name by duly authorized officer or officers.







Signature:                         Date:
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